UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Iterum Therapeutics plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ActiveUS 173049346" ""

On or about June 1, 2022, the following letter was sent to certain Iterum Therapeutics Plc shareholders:

Important Notice Regarding Availability of Proxy Materials for the Shareholder Meeting to be Held on June 15, 2022 Your Vote Counts ITERUM THERAPEUTICS PLC 2022 Annual General Meeting June 15, 2022 3:00 PM, Irish time ITERUM THERAPEUTICS PLC FITZWILLIAM COURT, 1st FLOOR LEESON CLOSE DUBLIN 2, IRELAND D74353-P68092 You invested in ITERUM THERAPEUTICS PLC and it’s time to vote You have the right to vote on proposals being presented at the Annual General Meeting. Get informed before you vote View the Notice and Proxy Statement and Annual Report online at www.ProxyVote.com OR you can receive a free paper or email copy of the material(s) by requesting prior to June 1, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. To view the proxy materials and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote in Advance of the Meeting Vote by June 15, 2022 4:59 a.m. Irish time (11:59 p.m. ET, June 14) Visit www.ProxyVote.com Vote in Person at the Meeting* June 15, 2022 3:00 PM Irish time (10:00 AM ET) 25-28 North Wall Quay Dublin 1, Ireland *Please check the meeting materials for any special requirements for meeting attendance and for information on how to obtain directions to be able to attend the meeting. At the meeting, you will need to request a ballot to vote these shares.

June 1, 2022

Dear Shareholder:

We have previously sent to you proxy material for the Annual General Meeting of Shareholders of Iterum Therapeutics plc, to be held on June 15, 2022 (also available at www.proxyvote.com). Our Board of Directors unanimously recommends that shareholders vote FOR all items on the agenda.

In particular our Board of Directors has unanimously determined that:

➣
the reverse share split proposal (Proposal No. 3 set out in the proxy) is in the best interests of the Company and shareholders and recommends that you vote FOR the approval of the reverse share split proposal.

✓
Help ensure continued listing of our ordinary shares on The Nasdaq Capital Market
✓
Help encourage investor interest and improve the marketability of our ordinary shares to a broader range
✓
of investors, and thus enhance our liquidity

➣
the share option exchange proposal (Proposal No.4 set out in the proxy) is in the best interests of the Company and shareholders and recommends that you vote FOR the approval of the share option exchange proposal.

✓
Provide a better retention incentive and motivation to eligible employees
✓
Increase the retention of our talented personnel, reduce the costs and disruptions associated with resignations of such individuals and better ensure our performance as a company
✓
Minimize dilution for our shareholders as there would be no immediate need to grant new, additional share awards (other than those granted pursuant to the option exchange) in order to retain and motivate the eligible option holders

Your vote is important, no matter how many or how few shares you may own. If you have not already done so, please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided.

Very truly yours,

Corey N. Fishman

President and Chief Executive Officer

REMEMBER:

You can vote your shares by telephone, or via the Internet.

Please follow the instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor:

INNISFREE M&A INCORPORATED,

TOLL-FREE at (877) 800-5185 (from the U.S. and Canada)

or +1 (412) 232-3651 (from other locations)

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ActiveUS 173049346" ""

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. Please follow the instructions on the reverse side to vote these important matters. Voting Items Board Recommends 1. To elect, by separate resolutions, the two nominees for Class I directors listed below, each to serve for a three-year term expiring at the 2025 annual general meeting of shareholders (Proposal No. 1): Nominees: 1a. Mark Chin 1b. David G. Kelly 2. To ratify, in a non-binding vote, the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2022, and to authorize the Board of Directors, acting through the Audit Committee, to set the independent registered public accounting firm’s remuneration (Proposal No. 2). 3. To approve, subject to and conditional upon the board of directors determining, in its sole discretion, that a reverse share split is necessary for the Company to comply with the minimum $1.00 per share requirement pursuant to Nasdaq Listing Rule 5550(a)(2), a reverse share split (i.e., a consolidation of share capital under Irish law), or the Reverse Share Split, whereby every 15 ordinary shares of $0.01 (nominal value) each in the authorized and unissued and authorized and issued share capital of the Company be consolidated into 1 ordinary share of $0.15 (nominal value) each, and the subsequent (i) reduction in the nominal value of the ordinary shares in the authorized and unissued and authorized and issued share capital of the Company from $0.15 each to $0.01 each and (ii) increase in the authorized ordinary share capital of the Company in order to round up the authorized share capital to an even number following the Reverse Share Split, with our board of directors able to elect to abandon such proposed amendment and not effect the Reverse Share Split authorized by shareholders, in its sole discretion (Proposal No. 3). 4. To approve a share option exchange program whereby certain share options granted to eligible employees are exchanged on a one-for-one basis for new share options granted with an exercise price equal to the fair market value of our ordinary shares on the date of grant (Proposal No. 4). Note: If any other matters properly come before the meeting or any adjournment thereof, the person(s) named in the proxy will vote in their discretion in accordance with applicable law or rule. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. D74354-P68092

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" ActiveUS 173049346" ""